Exhibit 10.7

EMPLOYMENT AGREEMENT

This Employment Agreement is effective as of March 1, 2001 ("Effective Date"), by and between IXI Mobile, Inc., a Delaware Corporation (the "Corporation"), and Amit Haller, an individual of Belmont, CA (the "Employee").

W I T N E S S E T H:

WHEREAS, the Corporation desires to employ the Employee as its President and Chief Operating Officer ("President & CEO"), and the Employee desires to be employed by the Corporation as its President & CEO, on the terms and conditions set forth below:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. <u>EMPLOYMENT; DUTIES</u>

1.1 The Corporation hereby employs the Employee, and the Employee hereby accepts employment, as the President & CEO of the Corporation on the terms and conditions set forth below.

1.2 Employee shall supervise and have responsibility for all affairs and operations of the Corporation, including performing such other services and duties as are normally incident to the position held by the Employee and are commensurate with Employee's background, education and professional standing or as are requested of the Employee by the Board. In carrying out these functions, Employee shall work at the direction of and subject to the approval of, and shall report to, the Board of Directors of the Corporation.

1.3 Unless otherwise agreed between the parties, the Employee shall perform his duties hereunder at the Corporation's facilities in the US, provided, however, that Employee acknowledges and agrees that the performance of his duties hereunder may require significant international travel, including to Full Access' facilities (the Corporation's subsidiary) in Israel.

1.4 The Employee understands and acknowledges that his services to the Corporation are essential and that managing the business and affairs of the Corporation shall require dedication and a substantial portion of his business time. The Employee is being employed in a management position, which requires a special degree of skill and devotion, and therefore Employee will devote the necessary time for the fulfillment of Employee's duties. It is agreed that the compensation referred to in this Agreement shall cover any additional time devoted by the Employee in excess of normal business hours, and no overtime shall be payable.

2. <u>TERM</u>

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The Employee's employment with the Corporation shall commence on the Effective Date and shall continue through the fourth anniversary thereof ("Initial Term of Employment"), unless sooner terminated as hereinafter provided. At the end of the Initial Term of Employment this Agreement shall be automatically extended for subsequent one (1) year periods, unless each party shall notify the other party, no later than six (6) months prior to the expiration of the Initial Term of Employment or any subsequent term, that it wishes not to renew this Agreement.

3. COMPENSATION AND BENEFITS

3.1 As compensation for the performance of his duties on behalf of the Corporation, the Employee shall be compensated as follows:

(a) Annual Salary. The Corporation shall pay the Employee an annual salary ("Salary") of two hundred thousand US dollars (US$200,000). The Salary shall be payable not later than the 5th day of each month with respect to the preceding month, in accordance with the Corporation's payroll practices. The Employee shall be entitled to an annual bonus of US$50,000, payable on each anniversary of the date of commencement of employment, on account of the preceding year. Without derogating from the preceding sentence, the Board shall undertake an evaluation of the Employee's performance from time to time, and in all events at the end of each calendar year, and, subject to applicable law, may increase the Salary or grant Employee additional bonus or bonuses, if and in such amounts as the Board, in its sole and absolute discretion, shall determine, based on the then prevailing circumstances.

(b) Vacation. The Employee shall be entitled to twenty-four (24) days of paid vacation annually during the term of this Agreement (prorated for any partial calendar year during which he is employed hereunder). The Employee may carry forward any unused portion of any such vacation for three (3) years.

(c) Leave due to illness. The Employee shall be entitled to twenty (20) days of leave of absence due to his illness. Such days of leave of absence may be carried forward for three (3) years but shall not be redeemable.

(d) Telephone. The Corporation will provide Employee with a mobile telephone and pay or reimburse the Employee for the telephone charges billed to such mobile phone during the term of his employment after reduction by Employee for any itemized personal calls.

(e) Benefit Plans Subject to the approval of the benefits plans by the Board of Directors, the Employee will be eligible to participate in the Corporation's benefit plans, including health, dental and insurance.

The Corporation shall withhold all applicable taxes, insurance payments and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the Employee pursuant to this Agreement.

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3.2 The Corporation shall pay or reimburse Employee for all normal, usual and necessary expenses incurred or paid by Employee in the performance of his duties hereunder in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board.

4. REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE

The Employee hereby represents and warrants to the Corporation as follows:

4.1 Neither the execution and delivery of this Agreement nor the performance by the Employee of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Employee is a party or by which he is bound.

4.2 The Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Employee enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

5. REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The Corporation hereby represents and warrants to the Employee as follows :

5.1 The Corporation has the full right, power and legal capacity to enter and deliver this Agreement and to perform all its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms. All approvals and consents of the Corporation's stockholders or Board of Directors required according to the Delaware General Corporation Law,, have been properly received in order for the Corporation to execute and deliver this Agreement or perform its other obligations hereunder.

5.2 Neither the execution and delivery of this Agreement nor the performance by the Corporation of its obligations hereunder violates or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any agreement, contract, or other instrument to which the Corporation is a party to or by which it is bound.

6. NON-COMPETITION

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6.1 The Employee understands and recognizes that his services to the Corporation are special and unique and agrees that during the term of his employment under this Agreement and for a period of six (6) months after the termination of this Agreement he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, Corporation or other business entity ("Person"), either as an individual for his own account, or as an employee, partner, joint venturer, executive, agent, consultant, licensor, licensee, salesperson, officer, director or shareholder of a Person, enter into or engage in any business which is in direct competition with the business of the Corporation during the term hereof.

6.2 For a period of one year after the termination of this Agreement, the Employee shall not interfere with or disrupt or attempt to disrupt the Corporation's business relationship with any of its customers, partners, shareholders or suppliers, or solicit any of the employees of the Corporation.

7. CONFIDENTIAL INFORMATION

7.1 The Employee agrees that during the course of his employment or at any time after expiration or termination thereof, he will not disclose or make accessible to any Person, any information of the Corporation which is, by its nature, confidential, including, without limitation, information concerning products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information (collectively, "Confidential Information") of the Corporation, except to the extent required by law. The Employee shall not use any such information, directly or indirectly, for himself or others except as required in connection with employee's duties to the Corporation. The Employee agrees to return all such material and reproductions thereof (whether or not merged with other works) in his possession to the Corporation promptly upon request and in any event immediately upon termination of employment. For purposes of this Agreement, Confidential Information shall not include information which (i) is in, or enters the public domain otherwise than by reason of a breach of this Agreement by Employee; or (ii) was known to Employee prior to the commencement of his association with the Corporation either as an employee or a director.

7.2 The Employee hereby assigns to the Corporation all right, title and interest he may have or acquire in all inventions, including patent rights ("Inventions") developed by the Employee and which are directly related to the business of the Corporation, during his employment by the Corporation, and agrees that all such Inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. Employee further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries.

8. TERMINATION.

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8.1 The Employee's employment hereunder shall commence on the effective date of this Agreement, and shall continue in accordance with Section 2 hereof unless sooner terminated upon the first to occur of the following events:

(a) The death or disability of the Employee (for purposes of this Section 8, "disability" shall be deemed to have occurred if Employee is unable, due to any physical or mental disease or condition, to perform his normal duties of employment for 90 consecutive days or 180 days in any 12-month period);

(b) Termination by the Board for just cause. Any of the following actions or omissions by the Employee shall constitute just cause:

(i) Material breach by the Employee of Section 6 or Section 7 of this Agreement which Employee knew, or should have known, would be adverse to the Corporation;

(ii) Material breach by the Employee of any provision of this Agreement other than Section 6 or Section 7 which is not cured by the Employee within thirty (30) days after his receipt of notice thereof from the Corporation containing a description of the breach or breaches alleged to have occurred; or

(iii) Any act of moral turpitude by Employee or action by the Employee to intentionally harm the Corporation.

(c) Termination by the Employee for just cause. Any of the following actions or omissions by the Corporation shall constitute just cause:

(i) Material breach by the Corporation of any provision of this Agreement which is not cured by the Corporation within thirty (30) days after its receipt of notice thereof from the Employee containing a description of the breach or breaches alleged to have occurred;

(ii) Any action by the Corporation to intentionally harm the Employee; or

(iii) Requirement by the Corporation that Employee relocate to a business location outside of the USA; or

(iv) Any action by the Corporation to substantially change the functions, rights or duties of the Employee hereunder.

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(d) The Corporation may terminate this Agreement and employment relationship hereunder without any reason or explanation at any time by giving the Employee three (3) months prior written notice. Subject to the following sentence, during such notice period Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities. Subject to Employee's entitlment to the compensation as set forth in Section 8.2, the Corporation, at its sole discretion, may immediately terminate this Agreement, the employment of Employee and any employer-employee relationship immediately.

(e) The Employee may terminate this Agreement and employment relationship hereunder without any reason or explanation at any time by giving the Corporation three (3) months prior written notice.

8.2 Upon termination of this Agreement pursuant to Section 8.1(b) above, the Employee shall be entitled to receive the Salary accrued but unpaid as of the date of termination and any other payments required hereunder and by law. Upon termination of this Agreement pursuant to Sections 8.1 (a); 8.1(c); and 8.1(d) above, the Employee (or his estate or guardian, as applicable) shall be entitled, in addition to the compensation payable upon termination pursuant to Section 8.1 (b) as detailed above, to severance pay consisting of continuation of Employees then current Salary, as well as all other compensation and benefits due to Employee under the Agreement, including, without limitation, Section 3, for a period of six(6) months from the date of termination of this Agreement.

9. NOTICES

Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one day after delivery by facsimile when followed by a hard copy thereof; two (2) days after being sent by any overnight delivery courier; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

10. MISCELLANEOUS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its

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successors and assigns, and upon the Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith or with any other term, condition or provision hereof, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party. The headings of sections are inserted for convenience and shall not affect any interpretation of this Agreement.

11. GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

12. SEVERABILITY

If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Amit Haller

IXI Mobile, Inc.

By: **Lihi Segal**

Title: **Director**

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Amit Haller		**IXI Mobile, Inc.**
______________		______________
	By:	**Lihi Segal**
	Title:	**Director**

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ADDENDUM
To Employment Agreement dated March 1, 2001

This Addendum, dated as of June 26, 2001 (the “Addendum”), to the EMPLOYMENT AGREEMENT dated March 1, 2001 (the “Employment Agreement”), by and between IXI Mobile, Inc., a Delaware corporation (the "Corporation"), and Amit Haller (the "Employee"), sets forth as follows:

WHEREAS, the parties hereto desire to amend the Employment Agreement, effective upon the execution of this Addendum, as more fully set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.
Notwithstanding anything contained to the contrary in the Employment Agreement, it is hereby agreed as follows: (i) that the Employee’s Salary (as defined in Section 3.1(a) thereof) shall be decreased to one hundred and fifty thousand US dollars (US$150,000), beginning as of July 2001 (on a going-forward basis), and (ii) that the Employee shall not be entitled to the annual bonus of US$50,000 set forth in Section 3.1(a) of the Employment Agreement.

2.
The Employee hereby acknowledges that the aforesaid change of the Salary shall affect other payments the Employee is entitled to under other provisions of the Agreement which are derived from such Salary, and declares that he irrevocably consents to such change of terms and that he shall not have any claim with regards to the above change of terms.

3.	All remaining provisions of the Employment Agreement shall remain unchanged.

4.
This Addendum constitutes an integral part of the Employment Agreement. Any and all capitalized terms contained herein, which are not defined in this Addendum, shall have the same meaning affixed to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

EMPLOYEE	CORPORATION
Amit Haller	IXI Mobile, Inc.
/s/ Amit Haller
By: /s/ Lihi Segal Name: Lihi Segal Title: Director

ADDENDUM # 2
To Employment Agreement dated March 1, 2001

This Addendum, dated as of January 1, 2006 (the “Addendum”), to the EMPLOYMENT AGREEMENT dated March 1, 2001 (the “Employment Agreement”), by and between IXI Mobile, Inc., a Delaware corporation (the "Corporation"), and Amit Haller (the "Employee"), sets forth as follows:

WHEREAS, the parties hereto desire to amend the Employment Agreement, effective upon the execution of this Addendum, as more fully set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.
Notwithstanding anything contained to the contrary in the Employment Agreement, it is hereby agreed as follows: (i) that the Employee’s Salary (as defined in Section 3.1(a) thereof) shall be increased to two hundred thousand US dollars (US$200,000), beginning as of January 1, 2006 (on a going-forward basis).

2.	All remaining provisions of the Employment Agreement shall remain unchanged.

3.
This Addendum constitutes an integral part of the Employment Agreement. Any and all capitalized terms contained herein, which are not defined in this Addendum, shall have the same meaning affixed to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

EMPLOYEE	CORPORATION
Amit Haller	IXI Mobile, Inc.
/s/ Amit Haller
By: /s/ Lihi Segal Name: Lihi Segal Title: CFO